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                             WGT CONSULTANTS LTD.
                         Suite 410, 455 Granville Street
                            Vancouver, BC  V6C 1T1




                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated September 6, 2002, entitled "Report on the Saucy Mineral Claims", and my recommendations provided in my September 26, 2002 letter based on the Phase I Exploration Program completed on September 18, 2002, in the Form SB-2 Registration Statement to be filed by Iguana Ventures, Inc. with the United States Securities and Exchange Commission.




Dated the 27th day of November, 2002


/s/ W.G. Timmins

W.G. Timmins, P.Eng.
Consulting Geologist